UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 06, 2023

Ultragenyx Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36276	27-2546083
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court
Novato, California		94949
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 483-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RARE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported by Ultragenyx Pharmaceutical Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 12, 2023 (the “Form 8-K”), the Company previously announced that Howard Horn has been appointed as the Company’s Chief Financial Officer and Executive Vice President, Corporate Strategy (“CFO and EVP, Corporate Strategy”), effective as of October 16, 2023. Mr. Horn and the Company have modified the effective date of Mr. Horn’s appointment as the Company’s CFO and EVP, Corporate Strategy from October 16, 2023 to October 9, 2023 (the “Effective Date”).

In connection with the modification to the Effective Date as described above, the Company and Mr. Horn entered into Amendment No. 1 dated September 6, 2023 (the “Offer Letter Amendment”), to the offer letter dated June 22, 2023 (the “Offer Letter”). The foregoing description of the Offer Letter Amendment is only a summary and is qualified in its entirety by reference to the full text of the Offer Letter Amendment, a copy of which is filed as Exhibit 10.1, and incorporated by reference herein.

A copy of the Offer Letter was previously filed with the SEC as Exhibit 10.1 on the Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Amendment dated September 6, 2023 to the Offer Letter between Howard Horn and Ultragenyx Pharmaceutical Inc. dated June 22, 2023.
104	The cover page from the Company’s Current Report on Form 8-K dated September 6, 2023 formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ultragenyx Pharmaceutical Inc.

Date:	September 8, 2023	By:	/s/ Emil D. Kakkis
Emil D. Kakkis, M.D., Ph.D. President and Chief Executive Officer